UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 12, 2016
(Date of earliest event reported)

AMANASU TECHNO HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada		98-031508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

445 Park Avenue Center 10th Floor New York NY 10022
  (Address of Principal Executive Offices)

604 790 8799
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.      Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountant

On June 14, 2016, the Public Company Accounting Oversight Board ("PCAOB") issued an order, which among other things, revoked the PCAOB registration of Michael F. Albanese, CPA. (“Albanese”), the Company's prior independent registered public accounting firm. As a result of that revocation, the Company can no longer include the audit report and consent of Albanese in its filings and other reports with the Securities and Exchange Commission. In light of the foregoing actions by the PCAOB, the Company deems that Albanese will no longer be engaged as the Company’s independent registered public accounting firm.

Albanese issued an audit report on the Company’s financial statements as of and for the years ended December 31, 2013, December 31, 2014 and December 31, 2015. The audit reports did not contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles.

During our two most recent fiscal years and the subsequent interim period preceding the dismissal of Albanese we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Albanese would have caused it to make reference to the subject matter of the disagreement in connection with its report.

(b) Appointment of a New Independent Registered Public Accounting Firm

On July 7, 2016, the Registrant engaged Paritz & Company as the Registrant’s new independent registered public accounting firm. The appointment of Paritz & Company was approved by the Registrant’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMANASU TECHNO HOLDINGS CORPORATION

Date: July 12, 2016 By Atsushi Maki President